UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 15, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1041 521 Corporate Center Drive
Fort Mill, South Carolina		29707
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 15, 2008, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor in possession credit agreement dated February 26, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto.
     The amendment made the following major modification to the Credit agreement:
1.	It replaces all the prior milestones relating to our emergence from bankruptcy with the following milestones:
a.	To file an Amended Plan of Reorganization and Disclosure Statement by September 16, 2008.

b.	To have our Disclosure Statement Order approved by October 20, 2008.

c.	To enter into a backstop agreement by September 30, 2008 that would provide $70 million of additional funding to the Company subject to certain limited conditions.

d.	To obtain an exit financing commitment before October 7, 2008.

e.	To provide documentation in substantially final form by October 31, 2008 for the exit financing, backstop commitment and any other financial accommodations.

f.	To have an order entered by the Bankruptcy Court confirming the Plan by December 5, 2008 and emerge from bankruptcy by December 10, 2008.
2.	It reduces the maximum amount available under the Credit Agreement to $120 million on November 1, 2008.

3.	It eliminates any increase in the required Minimum Available Liquidity so that it remains at $20 million.

4.	It requires us to stop purchasing raw materials for our fibers and engineering resins businesses by October 15, 2008.

5.	It requires us to achieve the following EBITDA targets, considering only the operations of our PET Resins business (specifically excluding any effect of reorganization costs, costs related to the closure of our fibers and engineering resins businesses and FIFO):

Minimum Monthly
Applicable Month	PET Resin EBITDA
September 2008	$0
October 2008	$2,000,000
November 2008	$2,500,000
December 2008	$3,000,000
January 2009	$1,500,000
6.	It limits the amount of cash we can spend before December 1st relating to the closure of our fibers and engineering resins business to $14 million.

7.	It limits the amount we can include in our borrowing base for our fibers and engineering resins business to the following:

Maximum Non-PET
Resin Business
Period	Borrowing Base Component
September 30, 2008 to but excluding October 31, 2008	$68,000,000
October 31, 2008 to but excluding November 30, 2008	$41,200,000
November 30, 2008 to but excluding December 31, 2008	$17,600,000
On or after December 31, 2008	$0
     This description is qualified in its entirety by reference to Exhibit 10.1 hereto.
Item 2.05. Costs Associated With Exit or Disposal Activities.
     On September 16, 2008, Wellman, Inc. (“the Company”) announced that it has filed an amended plan of reorganization (the “Plan”) with the Bankruptcy Court. The Plan is expected to allow the Company to emerge from bankruptcy by the end of the year with a stronger balance sheet, focused on the North American PET resins business. As part of the Plan, the Company will exit its polyester staple fiber and engineering resins businesses and consolidate its PET resin production at its Pearl River facility in Hancock County, Mississippi. The Company will close its Palmetto Plant in Darlington, S.C., its plant in Johnsonville, S.C., and its corporate headquarters in Fort Mill, S.C. The Company expects to exit the polyester staple fiber and engineering resins businesses by November 30, 2008.

     Under the Plan, a group of Second Lien Lenders have committed to provide additional capital to the reorganized Wellman. The major components of the Plan are:
•	The holders under the Credit Agreement will be fully repaid. The Company will obtain the funds to repay the Credit Agreement, pay administrative claims and pay exit costs from an exit facility and from a capital contribution of $70 million by certain holders of the Second Lien debt.

•	If the First Lien Lenders as a class vote to accept the Plan, they will receive a $75 million promissory note secured by the property, plant and equipment at the Pearl River facility and the proceeds from the sale of the pledged collateral, including the intellectual property and intangible assets on which the second lien lenders hold security interests, at the facilities to be closed in connection with the operational restructuring plan. If the First Lien Lenders as a class vote to reject the Plan, they will receive a promissory note of approximately $70 million secured by the property, plant and equipment at the Pearl River facility and the property plant and equipment from the Palmetto and Johnsonville facilities that was pledged as collateral for their loan. These facilities have a book value of approximately $65 million dollars. The Bankruptcy Court determined the value of the total pledged collateral at all of Wellman’s facilities was $140 million.

•	The existing Second Lien Lenders will convert 100% of their debt in exchange for equity of Reorganized Wellman and receive 90% of the proceeds from a Distribution Trust established under the Plan;

•	The General Unsecured Creditors will receive 10% of the proceeds from a Distribution Trust established under the Plan; and

•	The Plan does not provide for any distributions on the Company’s capital stock which will be cancelled upon confirmation of the Plan.
As a result of the aforementioned closures, the Company expects to terminate approximately 740 employees and incur costs related to notification under the WARN act and severance of approximately $9.1 million that will be paid out over the next four months. We expect to incur approximately $4 to $6 million of other costs related to closing these facilities. The Plan, if confirmed, is subject to closing conditions.
Item 7.01. Regulation FD Disclosure.
     The Company files its unaudited consolidated Monthly Operating Statements for the month ended August 31, 2008 (the “Monthly Operating Statements”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Wellman, Inc., et al., Case No. 08-10595 (SMB). Exhibit 99.2 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statements as filed with the United States Bankruptcy Court.

     The Monthly Operating Statements are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the Monthly Operating Statements is in a format required by the U.S. Bankruptcy Court and the Company’s Debtor-in-Possession credit agreement, is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Therefore, the Monthly Operating Statements may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statements. There can be no assurance that such information is complete and the Monthly Operating Statements may be subject to revision. The Monthly Operating Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
     These Monthly Operating Statements have been derived from the books and records of the Company. They, however, have not been subjected to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that they could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statements includes certain normal recurring adjustments but may not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.
     Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/wellman. The content of the foregoing website is not a part of this Report.
Limitation on Incorporation by Reference
     The Monthly Operating Statements are being furnished for information purposes only and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”). Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statements or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements
     In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believe,” “intend”, “expect,” “anticipate,” “plan,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These Statements are made as of the date of this Report based upon current expectations, and we undertake no obligation to update this information, whether as a result of new information, future developments or otherwise. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: our substantial liquidity needs and liquidity pressure; our substantial indebtedness and its impact on our financial health and operations; risks associated with our indebtedness containing floating interest rate provisions and its effect on our financial health if rates rise significantly; our ability to obtain additional financing in the future; risks associated with claims not discharged in the Chapter 11 cases and their effect on our results of operations and profitability; risks associated with the transfers of our equity, or issuances of equity in connection with our reorganization and our ability to utilize our federal income tax net operating loss carry-forwards in the future; our dependence on our management and employees; the adverse effect of competition on our performance; reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the financial condition of our customers; change in tax risks; environmental risks; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits
10.1 Amendment to the Credit Agreement, dated September 15, 2008, by and among Wellman, Inc. as Funds Administrator and the other borrowers under the Credit Agreement party hereto, each as Debtor and Debtor-in-possession, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.
     99.1 Press Release dated September 16, 2008.
     99.2 Wellman, Inc.’s Unaudited Monthly Operating Statements for the month ended August 31, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
September 19, 2008	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to the Credit Agreement, dated September 15, 2008, by and among Wellman, Inc. as Funds Administrator and the other borrowers under the Credit Agreement party hereto, each as Debtor and Debtor-in-possession, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.

99.1	Press Release dated September 16, 2008

99.2	Wellman, Inc.’s Unaudited Monthly Operating Statements for the month ended August 31, 2008.

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